UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270
Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On January 21, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Evoke Pharma, Inc. (the “Company”) approved base salary increases for 2015 and cash bonus payments for 2014 to be paid to the Company’s named executive officers. Under the Company’s bonus program, the target performance bonus for David A. Gonyer, R.Ph., the Company’s President and Chief Executive Officer, is 50% of base salary, the target bonus for Matthew J. D’Onofrio, the Company’s Executive Vice President and Chief Business Officer, is 40% of base salary, and the target performance bonus for Marilyn R. Carlson, DMD, MD, RAC, the Company’s Chief Medical Officer is 30% of base salary. Bonus payments were based on the Committee’s evaluation of performance goals for 2014. The base salary increases will be effective retroactively to January 1, 2015.

The 2015 base salaries and 2014 bonuses to be paid to each named executive officer are as follows:

Name and Title	2015 Base Salary	2014 Bonus
David A. Gonyer, R.Ph., President and Chief Executive Officer	$380,000	$152,145

Matthew J. D’Onofrio, Executive Vice President and Chief Business Officer	$323,291	$105,462

Marilyn R. Carlson, DMD, MD, RAC Chief Medical Officer	$293,550	$71,820

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: January 22, 2015	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary